JOINT FILING AGREEMENT

     The undersigned hereby agree that the statement on Schedule 13G with respect to the shares of common stock of Threshold Pharmaceuticals, Inc. is, and any amendment thereto (collectively, the "Schedule 13G") signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended. The undersigned hereby further agree that this Joint Filing Agreement be included as an exhibit to such statement and any such amendment. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.


Dated:  February 10, 2006

                                  /S/ PASQUALE DEANGELIS
                                  ---------------------------------------------
                                  Pasquale DeAngelis, as a member of ProQuest
                                  Associates II LLC and on  behalf  of  ProQuest
                                  Investments   II,  L.P.  and  ProQuest
                                  Investments II Advisors Fund, L.P.


                                                        *
                                  ----------------------------------------------
                                  Jay Moorin, individually


                                                        *
                                  ----------------------------------------------
                                  Alain Schreiber, individually


*By: /S/ PASQUALE DEANGELIS
     ------------------------------------
     Pasquale DeAngelis, Attorney-in-Fact
     Power of Attorney filed as an exhibit to the Schedule 13G